                                 SCHEDULE 14A
                                (Rule 14a-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material under Rule 14a-12

                      PAN PACIFIC RETAIL PROPERTIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

          ----------------------------------------------------------------------

     (4)  Date Filed:

          ----------------------------------------------------------------------

                               [Pan Pacific Logo]

                                 April 4, 2001

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of Pan Pacific Retail Properties, Inc. to be held at 11:00 a.m. (PDT) on Friday, May 11, 2001 at the DoubleTree Hotel, in San Diego's Mission Valley, 7450 Hazard Center Drive, San Diego, California.

     At the Annual Meeting, you will be asked to consider and vote upon the election of three directors to our Board of Directors.

     The election of the members of the Board of Directors is more fully described in the accompanying proxy statement. We urge you to carefully review the proxy statement.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES TO THE BOARD OF DIRECTORS AS DETAILED IN THE ACCOMPANYING PROXY STATEMENT.

     YOUR VOTE IS IMPORTANT TO US WHETHER YOU OWN FEW OR MANY SHARES. Please complete, date and sign the enclosed proxy card and return it in the accompanying postage paid envelope, even if you plan to attend the Annual Meeting. If you attend the Annual Meeting and wish to vote your shares personally you may do so at anytime before the Proxy is voted.

                                          I hope to see you at the Annual
                                          Meeting,

                                          PAN PACIFIC RETAIL PROPERTIES, INC.

                                          /s/ STUART A. TANZ
                                          Stuart A. Tanz
                                          President and Chief Executive Officer

       1631-B South Melrose Drive -- Vista, CA 92083 -- Telephone: (760)
           727-1002 -- Facsimile: (760) 727-1430 http://www.pprp.com

                      PAN PACIFIC RETAIL PROPERTIES, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 11, 2001

     Notice is hereby given that the Annual Meeting of Stockholders of Pan Pacific Retail Properties, Inc., a Maryland corporation, will be held at the DoubleTree Hotel, in San Diego's Mission Valley, 7450 Hazard Center Drive, San Diego, California, on Friday, May 11, 2001, at 11:00 a.m., local time, for the following purposes:

          1. To elect three directors, two to serve three year terms and one to serve a one year term, as detailed herein;

          2. To transact such other business as may properly come before the meeting.

     The election of the directors is more fully described in the accompanying proxy statement, which forms a part of this Notice.

     During the course of the Annual Meeting, management will report on our current activities and comment on our future plans. A discussion period is planned so that stockholders will have an opportunity to ask questions and present their comments.

     The Board of Directors has fixed the close of business on March 21, 2001 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. A list of such stockholders will be available for inspection at our offices at 1631-B South Melrose Drive, Vista, California, at least ten days prior to the Annual Meeting.

     If you plan to be present, please notify the undersigned so that identification can be prepared for you. Whether or not you plan to attend the Annual Meeting, please execute, date and return promptly the enclosed proxy. A return envelope is enclosed for your convenience and requires no postage for mailing in the United States. If you are present at the Annual Meeting you may, if you wish, withdraw your proxy and vote in person. Thank you for your interest and consideration.

                                          By order of the Board of Directors,

                                          /s/ JOSEPH B. TYSON
                                          Joseph B. Tyson
                                          Secretary

Dated: April 4, 2001

                             YOUR VOTE IS IMPORTANT
        TO VOTE YOUR SHARES, PLEASE SIGN, DATE AND COMPLETE THE ENCLOSED
               PROXY AND MAIL IT IN THE ENCLOSED RETURN ENVELOPE

                      PAN PACIFIC RETAIL PROPERTIES, INC.
                           1631-B SOUTH MELROSE DRIVE
                            VISTA, CALIFORNIA 92083

                                PROXY STATEMENT
                                  MAY 11, 2001
                       ANNUAL MEETING OF THE STOCKHOLDERS

     This proxy statement is provided in connection with the solicitation of proxies to be used at the Annual Meeting of Stockholders of Pan Pacific Retail Properties, Inc., a Maryland corporation, to be held at the DoubleTree Hotel Mission Valley, 7450 Hazard Center Drive, San Diego, California, on Friday, May 11, 2001, at 11:00 a.m. local time. This proxy will first be sent to stockholders by mail on or about April 6, 2001.

     At the Annual Meeting, holders of record of shares of our common stock will consider and vote upon (i) the election of three members to our Board of Directors and (ii) such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PERSONS NOMINATED TO BE ELECTED TO THE BOARD OF DIRECTORS. See "PROPOSAL ONE: ELECTION OF DIRECTORS."

     On March 21, 2001, the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting, we had 31,390,038 shares of common stock, par value $0.01 per share, outstanding. Each share of common stock is entitled to one vote on all matters properly brought before the meeting. Stockholders are not permitted to cumulate their shares of common stock for the purpose of electing directors or otherwise. Presence at the Annual Meeting, in person or by proxy, of a majority of the outstanding shares of common stock will constitute a quorum for the transaction of business at the Annual Meeting.

     Unless contrary instructions are indicated on the proxy, all shares of common stock represented by valid proxies received pursuant to this solicitation (and not revoked before they are voted) will be cast at the Annual Meeting FOR the election of the nominees to the Board of Directors. With respect to any other business, which may properly come before the Annual Meeting and be submitted to a vote of stockholders, proxies received by the Board of Directors will be cast at the discretion of the designated proxy holders. A stockholder may revoke his or her proxy at any time before exercise by delivering to our Secretary a written notice of such revocation, by filing with our Secretary a duly executed proxy bearing a later date, or by voting in person at the Annual Meeting. Attendance at the Annual Meeting will not by itself be sufficient to revoke a proxy.

     The election inspector will treat shares represented by properly signed and returned proxies that reflect abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Abstentions do not constitute a vote "for" or "against" any matter and thus will not be counted as votes cast and will have no effect on the result of the vote for the election of directors.

     If the Annual Meeting is postponed or adjourned for any reason, at any subsequent reconvening of the Annual Meeting all proxies will be voted in the same manner as these proxies would have been voted at the original convening of the Annual Meeting (except for any proxies that have effectively been revoked or withdrawn).

     We will bear the cost of soliciting proxies from our stockholders. In addition to solicitation by mail, our directors, officers and employees may solicit proxies by telephone, telegram or otherwise. These directors, officers and employees will not be additionally compensated for any solicitation, but may be reimbursed for out-of-pocket expenses incurred in connection with this solicitation. Brokerage firms, fiduciaries and other custodians who forward soliciting material to the beneficial owners of shares of common stock held of record by them will be reimbursed for their reasonable expenses incurred in forwarding soliciting material.

     No person is authorized to make any representation with respect to the matters described in this proxy statement other than those contained herein and, if given or made, that information or representation must not be relied upon as having been authorized by us or any other person.

                      PROPOSAL ONE: ELECTION OF DIRECTORS

GENERAL

     Our Board of Directors currently consists of seven directors divided into three classes, designated as Class I, Class II and Class III. Each class is elected to a three-year term and the election of directors is staggered, so that only one class of directors is elected at each annual meeting of stockholders. Directors who have been elected by the Board of Directors to fill vacancies or to fill expanded seats must be reelected by the stockholders at the annual meeting following such election by the Board of Directors. In November 2000, in connection with our merger with Western Properties Trust, the Board of Directors was expanded to a total of seven seats. Two independent directors formerly of Westerns' Board, Mr. James L. Stell and Mr. Joseph P. Colmery, joined our Board as a Class I director and a Class II director, respectively. The terms of the Class I directors, of which there are two directors, Mr. James L. Stell and Mr. David P. Zimel, will expire at the upcoming 2001 Annual Meeting of Stockholders. As such, stockholders of record as of the Record Date will be entitled to vote on the election of two Class I directors and Mr. Colmery, a Class II director.

PROPOSAL ONE

     At the Annual Meeting, the common stock represented by properly executed and returned proxies, unless otherwise specified, will be voted for the election of directors as follows: Mr. James L. Stell and Mr. David P. Zimel to serve for three years and Mr. Joseph P. Colmery to serve for one year. The elected directors shall serve until the end of their term and until their respective successors are duly elected and qualify.

     If for any reason the nominees are not candidates (which is not expected) when the election occurs, proxies will be voted for the election of any substitute nominee designated by the Board of Directors. The following information is furnished with respect to Messrs. Stell, Zimel and Colmery.

BIOGRAPHICAL INFORMATION ON THE NOMINEES

     JAMES L. STELL. Age 77. Mr. Stell has served as a member of the Board of Directors since November 2000. Prior to joining our Board Mr. Stell served as a trustee of the Board of Trustees of Western Properties Trust since 1985. Mr. Stell's business career was in retailing with Lucky Stores, Inc. which operated over 1,500 stores in 35 states. Mr. Stell is the retired Vice Chairman of the Board of Lucky Stores, Inc.

     DAVID P. ZIMEL. Age 45. Mr. Zimel has served as a member of the Board of Directors since November 1998. He currently serves as President and Chief Executive Officer of Portland Fixture Limited Partnership, a Portland Oregon based shopping center development and management company. Mr. Zimel has served in various capacities for the International Council of Shopping Centers including State Director and Program Committee Chairman. Mr. Zimel received a B.S. degree from the University of Oregon. He is also a licensed real estate broker and general contractor.

     JOSEPH P. COLMERY. Age 47. Mr. Colmery has served as a member of the Board of Directors since November 2000. Mr. Colmery has been a consultant to several companies within the financial services industry since his retirement in December 1997. For the period 1996 through December 1997, he served as President and Chief Executive Officer of U.S. Bank of California and prior to that he served as president and Chief Executive Officer of California Bancshares, which was acquired by U.S. Bancorp in 1996.

VOTE REQUIRED AND BOARD OF DIRECTORS RECOMMENDATION

     Assuming a quorum is present, the affirmative vote of a plurality of the votes cast at the Annual Meeting, whether in person or by proxy, is required for approval of the proposal presented above. Accordingly, abstentions will have no effect on the outcome of this vote. In no event will the proxies be voted for more than one nominee for each board seat.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF MR. JAMES L. STELL, MR. DAVID P. ZIMEL AND MR. JOSEPH P. COLMERY AS DIRECTORS.

INCUMBENT DIRECTORS

                          NAME                             AGE            TITLE            CLASS
                          ----                             ---            -----            -----
Bernard M. Feldman.......................................  51     Director                   II
Mark J. Riedy, Ph.D. ....................................  58     Director                   II
Paul D. Campbell.........................................  52     Director                  III
Stuart A. Tanz...........................................  42     Director, Chairman,
                                                                  Chief Executive
                                                                  Officer and President     III

     BERNARD M. FELDMAN. Mr. Feldman has served as a member of our Board of Directors since its inception as a public company in August 1997. He currently serves as the President and Chief Executive Officer of ICW Group of insurance companies, a position he has held since 1987. Mr. Feldman has also served as President and Chief Executive Officer of Western Insurance Holdings since 1991. From 1987 to present, he has served as President and Chief Executive Officer of Insurance Company of the West.

     MARK J. RIEDY, PH.D. Mr. Riedy has served as a member of our Board of Directors since our inception as a public company in August 1997. He has been a professor of real estate finance at the University of San Diego since 1993. From July 1988 to July 1992, he served as President and Chief Executive Officer of the National Council of Community Bankers. From July 1987 to July 1988, he served as President and Chief Operating Officer of the J.E. Robert Companies, a real estate workout firm. From January 1985 to July 1986, he served as President and Chief Operating Officer and a director of the Federal National Mortgage Association. Mr. Riedy currently serves on the boards of directors of Teo Media, Inc., Neighborhood Bancorp and American Residential Investment Trust. He received a B.A. degree in Economics from Loras College, a M.B.A. from Washington University and a Ph.D. from the University of Michigan.

     PAUL D. CAMPBELL. Mr. Campbell has been a Director since August 1998. Since April 1998, Mr. Campbell has been the President and Chief Executive Officer of Revenue Properties Company Limited, a Canadian public real estate and gaming company. Mr. Campbell also serves on Revenue Properties' Board of Directors. From August 1996 to March 1998, he was President and Chief Executive Officer of Nexacor Realty Management, Inc. From May 1995 to July 1996, he was President of Aberlour, Inc. From December 1990 to April 1995, Mr. Campbell worked for Bramalea Ltd., a Canadian public real estate company which merged with and into Bramalea, Inc. Bramalea, Inc. filed a petition under Canadian bankruptcy laws in April 1995. While at Bramalea, he served as President and Chief Executive Officer of Trilea Centers, Inc., a subsidiary of Bramalea, from January 1991, and Chief Operating Officer of Bramalea, Inc. from March 1992 to April 1995.

     STUART A. TANZ. Mr. Tanz has served as our Chairman, Chief Executive Officer and President and as a director since its inception in August 1997. He has been involved in the real estate business for over 20 years. Mr. Tanz served as Chief Executive Officer of Revenue Properties (U.S.) Inc. from May 1996 to August 1997 and as a director and the President of Revenue Properties (U.S.) Inc. from April 1992 to August 1997. From 1992 to August 1997, Mr. Tanz also served in various executive capacities of Revenue Properties (U.S.) Inc.'s parent company and subsidiary entities. From 1985 to 1992, Mr. Tanz served as President of United Income Properties, Inc. where he developed property in Southern California. He was responsible for land acquisitions for Bramalea Ltd. from 1982 to 1985. Mr. Tanz received his B.S. degree in Business Administration from the University of Southern California.

COMMITTEES OF THE BOARD

     Audit Committee. The Board of Directors established an audit committee to make recommendations concerning the engagement of independent public accountants, review with the independent public accountants the scope and results of the audit engagement, approve professional services provided by the independent public accountants, review the independence of the independent public accountants, consider the range of audit and non-audit fees and review the adequacy of our internal accounting controls. The Audit Committee consists of independent directors Messrs. Zimel, Feldman and Riedy, who are not employees, officers or affiliates of ours or of our subsidiaries or divisions, or a relative of a principal executive officer, or a member of an organization acting as advisor, consultant or legal counsel, receiving compensation on a continuing basis in addition to director's fees. The Audit Committee operates pursuant to a written charter adopted by the Board of Directors, a copy of which is attached to this proxy statement as Appendix A. During 2000 the audit committee held a total of five meetings.

     Corporate Governance Committee. The Board of Directors established a corporate governance committee which currently consists of independent directors Messrs. Zimel, Feldman and Riedy. The Corporate Governance Committee is responsible for providing counsel to the Board of Directors with respect to (i) organization, membership and function of the Board of Directors, (ii) structure and membership of the committees of the Board of Directors and (iii) succession planning for our executive management. During 2000 the governance committee held one meeting.

     Compensation Committee. The Board of Directors established an executive compensation committee to establish remuneration levels for our executive officers and to implement our stock incentive plans (described below) and any other incentive programs. The Compensation Committee consists of independent directors Messrs. Zimel, Feldman and Riedy. During 2000 the compensation committee held a total of six meetings.

     During the year ended December 31, 2000, the Board of Directors held 26 meetings of the Board and meetings of the committees of the Board. All of the incumbent members of the Board of Directors attended 75% or more of the total number of meetings of the Board or of committees of which they were members.

COMPENSATION OF DIRECTORS

     The Board of Directors is entitled to fix its own remuneration from time to time. Pursuant to that authority, each director other than Mr. Stuart A. Tanz and Mr. Paul D. Campbell was remunerated for his service as a director at the rate of $15,000 per annum for the year 2000 except for Messrs. Colmery and Stell who upon joining the Board were remunerated at the rate of $16,000 per annum. In addition, each director other than Messrs. Tanz and Campbell receive a fee of $1,500 for each Board of Directors meeting attended ($750 for telephonic attendance), a fee of $750 for each committee meeting attended on a day that does not include a Board of Directors meeting ($500 for telephonic attendance) and an additional fee of $500 for each committee meeting chaired by that director whether or not a Board of Directors meeting occurred on the same day. Directors are also reimbursed for reasonable expenses incurred to attend director and committee meetings. Officers who are directors are not paid any director's fees. Messrs. Feldman, Riedy and Zimel also received in 2000 options to purchase 6,000 shares each of common stock, of which one-third vested immediately and the remaining two-thirds vest pro rata in annual installments over the two years following the date of grant. The stock options were issued pursuant to the 1997 Stock Option and Incentive Plan at an exercise price equal to the fair market value of the common stock at the date of grant. Messrs. Feldman, Riedy and Zimel also received in 2000 a grant of 2,000 shares of common stock. The stock grants were issued pursuant to the 1997 Stock Option and Incentive Plan.

     THE INFORMATION SET FORTH BELOW IS SUBMITTED WITH RESPECT TO EACH OF OUR EXECUTIVE OFFICERS.

         NAME OF INDIVIDUAL                                    TITLE                             AGE
         ------------------                                    -----                             ---
Stuart A. Tanz.......................  Chairman, Chief Executive Officer, and President          42
Jeffrey S. Stauffer..................  Executive Vice President, Chief Operating Officer         39
Joseph B. Tyson......................  Executive Vice President, Chief Financial Officer,
                                       Secretary and Treasurer                                   39
Laurie A. Sneve......................  Vice President, Controller                                38
Michael B. Haines....................  Vice President, Corporate Accounting                      39

     Biographical information with respect to Mr. Tanz is set forth above under Incumbent Directors.

     JEFFREY S. STAUFFER. Mr. Stauffer has served as our Executive Vice President and Chief Operating Officer since March 1998. From our formation until March 1998, Mr. Stauffer served as Senior Vice President, Operations and Development. He served as Senior Vice President of Operations for Revenue Properties (U.S.), Inc. from January 1993 to August 1997. Mr. Stauffer has been involved in the shopping center industry for 17 years. From 1985 to 1990 he was the Director of Commercial Property Management for Realty Holding Group in Las Vegas, Nevada. He was State Director for the International Council of Shopping Centers from 1990 to 1993 and is also a Certified Shopping Center Manager.

     JOSEPH B. TYSON. Mr. Tyson has served as our Executive Vice President, Chief Financial Officer, Treasurer and Secretary since joining us in October 1999. Prior to joining us, Mr. Tyson was Chief Financial Officer of The Allen Group, a San Diego based real estate company. Prior to The Allen Group, Mr. Tyson was with Heitman Financial Ltd. for 11 years serving in various capacities including Senior Vice President and as a member of the Executive Committee. Mr. Tyson became licensed as a Certified Public Accountant during his tenure with PricewaterhouseCoopers from 1984 to 1987 in New York.

     LAURIE A. SNEVE. Ms. Sneve has served as our Vice President and Controller since its formation. Ms. Sneve is responsible for all corporate and property accounting, financial and tax reporting and management controls. From March 1995 to August 1997, Ms. Sneve served as the Vice President and Controller of Revenue Properties (U.S.), Inc. Prior to joining Revenue Properties (U.S.), Inc., Ms. Sneve was Controller and Director of Accounting for The Hahn Company, where she worked for over six years. Ms. Sneve became licensed as a Certified Public Accountant during her tenure with Arthur Andersen & Company from 1985 to 1988 in both the Philadelphia and San Diego offices.

     MICHAEL B. HAINES. Mr. Haines has served as our Vice President, Corporate Accounting since September 1997. Prior to September 1997 he served as our Corporate Assistant Controller and held the same position at Revenue Properties (U.S.), Inc. from March 1995 to August 1997. Mr. Haines is responsible for corporate financial reporting and management controls. Prior to joining Revenue Properties (U.S.), Inc., Mr. Haines was Director of Internal Audit for The Hahn Company from 1990 to 1995. Mr. Haines became licensed as a Certified Public Accountant after his tenure with Deloitte & Touche LLP in San Diego from 1989 to 1990.

EXECUTIVE COMPENSATION

     The table below sets forth the base salary and other compensation paid for the three years ended December 31, 2000 to our Chief Executive Officer and each of our four other most highly compensated executive officers whose annualized compensation during 2000 exceeded $100,000. We have entered into employment agreements with certain of our executive officers as described below.

                           SUMMARY COMPENSATION TABLE

                                                    ANNUAL COMPENSATION                      LONG-TERM COMPENSATION
                                           -------------------------------------   ------------------------------------------
                                                                      OTHER        RESTRICTED    SECURITIES
                                 FISCAL                              ANNUAL          STOCK       UNDERLYING        OTHER
    NAME/PRINCIPAL POSITION       YEAR      SALARY    BONUS(2)   COMPENSATION(3)     AWARDS       OPTIONS     COMPENSATION(6)
    -----------------------      ------    --------   --------   ---------------   ----------    ----------   ---------------
Stuart A. Tanz.................   2000     $415,000   $980,013     $1,016,980              --      75,000         $3,400
  President and Chief             1999     $375,000   $361,503     $   22,095      $1,162,500(4)   75,000         $3,250
  Executive Officer               1998     $325,000   $200,000     $   29,186              --      75,000         $1,688
Jeffrey S. Stauffer............   2000     $175,000   $221,001     $   48,704              --      30,000         $3,400
  Executive Vice President,       1999     $165,000   $ 80,000     $    4,800      $  193,750(4)   30,000         $1,650
  Chief Operations Officer        1998     $150,000   $ 75,000     $    4,800              --      30,000         $1,477
Joseph B. Tyson................   2000     $175,000   $130,000     $   23,449              --      30,000         $3,400
  Executive Vice President,       1999(1)  $ 42,043         --     $    1,875      $  176,250(5)   50,000             --
  Chief Financial Officer
Laurie A. Sneve................   2000     $105,808   $ 45,000     $    2,400              --          --         $2,154
  Vice President,                 1999     $104,245   $ 20,000     $    2,400      $   24,219(4)    8,000         $1,042
  Controller                      1998     $101,290   $ 20,000     $    2,200              --      12,500         $1,012
Michael B. Haines..............   2000     $ 87,160   $ 45,000     $    1,200              --          --         $1,760
  Vice President, Corporate       1999     $ 75,458   $ 28,000     $    1,200      $   19,375(4)    6,000         $  755
  Accounting                      1998     $ 68,958   $ 18,800     $    1,100              --      10,000         $  698

---------------
(1) Based on an annual salary of $175,000. Mr. Tyson's employment with us began on October 11, 1999.

(2) Includes bonus amounts awarded to Messrs. Tanz, Stauffer, Tyson and Haines and Ms. Sneve for the completion of the acquisition of Western Properties Trust in the amounts of $500,000, $100,000, $100,000, $15,0000 and $15,000,
    respectively.

(3) Represents the forgiveness of a loan, in the amount of $247,562, as a result of the acquisition of Western, personal income taxes paid and accrued by us on the vesting of restricted stock in the amount of $735,012, car allowance compensation and medical and other miscellaneous reimbursements for Mr. Tanz. Represents the forgiveness of loans, in the amounts of $39,704 and $14,449, as a result of the acquisition of Western and car allowance compensation for Messrs. Stauffer and Tyson, respectively. Represents car allowance compensation for Ms. Sneve and Mr. Haines.

(4) For 1999, represents the value of restricted stock awarded on August 9, 1999 based on the closing price of our common stock of $19.375 on August 6, 1999. Messrs. Tanz, Stauffer and Haines and Ms. Sneve were awarded 60,000, 10,000, 1,000 and 1,250 shares of restricted stock, respectively. Dividends are paid on these restricted stock awards. The restricted stock became fully vested as a result of our acquisition of Western. Based on the closing price of our common stock of $22.3125 at December 31, 2000, the value of the stock awards was $1,338,750, $223,125, $22,313 and $27,891 respectively.

(5) For 1999, represents the value of 10,000 shares of restricted stock awarded to Mr. Tyson on October 11, 1999 based on the closing price of our common stock of $17.625 on October 8, 1999. Dividends are paid on this restricted stock award. The restricted stock became fully vested as a result of our acquisition of Western. Based on the closing price of our common stock of $22.3125 at December 31, 2000, the value of the stock award was $223,125.

(6) Represents matching 401(k) contributions made by us.

                       OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth information with respect to the awarding of stock options in 2000 to the Named Executive Officers included in the Summary Compensation Table.

                                                INDIVIDUAL GRANTS
                          -------------------------------------------------------------
                          NUMBER OF     PERCENT OF TOTAL
                          SECURITIES   OPTIONS GRANTED TO
                          UNDERLYING      EMPLOYEES IN      EXERCISE      EXPIRATION         GRANT DATE
NAME                      OPTIONS(1)      FISCAL YEAR        PRICE           DATE         PRESENT VALUE(2)
----                      ----------   ------------------   --------   ----------------   ----------------
Stuart A. Tanz..........    75,000           43.35%         $18.625    March 17, 2007         $128,250
Jeffrey S. Stauffer.....    30,000           17.34%         $18.625    March 17, 2007         $ 51,300
Joseph B. Tyson.........    30,000           17.34%         $18.625    March 17, 2007         $ 51,300

---------------
(1) All options granted in 2000 became fully exercisable in connection with the acquisition of Western.

(2) Based on the Black-Scholes options pricing model adapted for use in valuing stock options. The following assumptions were used in determining the values set forth in the table: (i) expected volatility of 22.88% calculated in accordance with the provisions of SFAS No. 123; (ii) a risk-free rate of return of 5.0% (which percentage represents the assumed yield on a United States Government Zero Coupon bond with a 5-year maturity prevailing on or about the date on which the respective options were granted); (iii) a dividend yield of 8.3%; and (iv) an expected life of 5.9 years. No adjustments were made for nontransferability or risk of forfeiture of the options. The calculations were made using the option exercise prices. The estimated present values in the table are not intended to provide, nor should they be interpreted as providing, any indication or assurance concerning future values of our common stock.

       AGGREGATE OPTION EXERCISES IN 2000 AND 2000 YEAR-END OPTION VALUES

     The following table sets forth information with respect to the value of options held by the Named Executive Officers, included in the Summary Compensation Table, on December 31, 2000.

                                                        NUMBER OF SECURITIES
                                                       UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                           OPTIONS AT 2000            IN-THE-MONEY OPTIONS
                                                             YEAR-END(1)               AT 2000 YEAR END(2)
                        SHARES ACQUIRED    VALUE     ---------------------------   ---------------------------
NAME                      ON EXERCISE     REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                    ---------------   --------   -----------   -------------   -----------   -------------
Stuart A. Tanz........        --            --         450,000          --         $1,270,313         --
Jeffrey S. Stauffer...        --            --         190,000          --         $  536,250         --
Joseph B. Tyson.......        --            --          80,000          --         $  345,000         --
Laurie A. Sneve.......        --            --         100,500          --         $  264,063         --
Michael B. Haines.....        --            --          76,000          --         $  198,125         --

---------------
(1) All options granted, including those granted during 2000, became fully exercisable in connection with the acquisition of Western.

(2) Based on closing price of $22.3125 per share of common stock on December 31, 2000, as reported by the New York Stock Exchange.

EMPLOYMENT AGREEMENTS

     Stuart A. Tanz, Jeffrey S. Stauffer and Joseph B. Tyson have each entered into employment agreements with us. Stuart A. Tanz's employment agreement has an initial term of four years and Jeffrey S. Stauffer's and Joseph B. Tyson's employment agreements each have initial terms of two years. All of these employment agreements provide for automatic one-year extensions following expiration of the initial term. The employment agreements require each of these individuals to be employed full time by us and prohibit them from becoming directors, officers or employees of Revenue Properties or Revenue Properties (U.S.), Inc. Laurie A. Sneve has also agreed that she will not accept employment with Revenue Properties or Revenue Properties (U.S.), Inc. for as long as she is employed by us.

     For the first year of the initial term, the employment agreements provided for an initial annual base compensation in the amounts set forth in the Summary Compensation Table with the amount of any initial bonus determined by the Compensation Committee. For subsequent years, both the amount of the base compensation and any bonus have and will be determined by the Compensation Committee.

     The employment agreements entitle the executives to participate in our 1997 Stock Option and Incentive Plan and our 2000 Stock Incentive Plan of Pan Pacific Retail Properties, Inc. and to receive certain other insurance and pension benefits. In addition, in the event of a termination by us without "cause", a termination by the executive for "good reason", or a termination pursuant to a "change in control" of us, (as such terms are defined in the employment agreements) each a "permitted severance event", Stuart A. Tanz will be entitled to a single severance payment equal to the sum of forty-eight times his highest monthly base compensation for the most recent 24 month period plus an amount equal to four times his average annual bonus paid during the preceding 24 month period. To the extent it is determined that Mr. Tanz receives benefits under his employment agreement or otherwise which would be subject to an excise tax under section 4999 of the Internal Revenue Code relating to a golden parachute payment, Mr. Tanz will receive an additional gross-up payment so that after calculation of all excise and other taxes and penalties, Mr. Tanz will retain a net amount equal to the amount of benefits to which he is entitled under his employment agreement or otherwise. Jeffrey S. Stauffer will be entitled to a single severance payment equal to his highest monthly base compensation for the preceding twelve months multiplied by twenty-four plus an amount equal to two times the average annual bonus received during the preceding twenty-four month period, subject to adjustment for excise taxes, if any. Joseph B. Tyson will be entitled to a single severance payment equal to two years' annual base compensation plus bonus compensation, as set forth in his agreement, subject to adjustment for excise taxes, if any. Each of Messrs. Tanz, Stauffer and Tyson will be subject to a non-competition covenant if their employment with us ceases for any reason other than a permitted severance event.

REPORT OF THE EXECUTIVE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

     The amount of compensation paid by us to Stuart A. Tanz, Jeffrey S. Stauffer, Joseph B. Tyson, Laurie A. Sneve and Michael B. Haines during the year ended December 31, 2000, in the case of base salaries, bonuses, and other compensation, was determined on March 17, 2000. Employment agreements were entered into with Messrs. Tanz, and Stauffer on August 14, 2000 and with Mr. Tyson on October 11, 1999. In 2000, executive compensation consisted solely of base salary, bonuses and other compensation, and grants of stock options under our stock option and incentive plans that vest over time.

     Executive Compensation Philosophy. The Compensation Committee believes that a fundamental goal of our executive compensation program is to provide incentives to create value for our stockholders. The primary objectives of the Compensation Committee in determining executive compensation for 2000 were (i) to provide a competitive total compensation package that enables us to attract and retain qualified executives and align their compensation with our overall business strategies and (ii) to provide each executive officer with a significant equity stake in us through stock options and stock ownership. The Compensation Committee will annually consider the appropriate combination of cash and stock-based compensation and weigh the competitiveness of our overall compensation arrangements in relation to comparable real estate investment trusts. From time to time the Compensation Committee has retained compensation and other management consultants to assist with, among other things, structuring our various compensation programs and determining appropriate levels of salary, bonus and other compensatory awards payable to our executive officers and key employees, as well as to guide us in the development of near-term and long-term individual performance objectives necessary to achieve long-term profitability.

     Base Salaries and Other Compensation. Base compensation for 2000 was set to compensate the officers for the functions they perform. While no specific formula was used to determine base compensation levels for our executive officers, the Compensation Committee believes that the base salaries are generally in line with those of other publicly held real estate investment trusts the Compensation Committee has reviewed, some of which entities are included in the National Association of Real Estate Investment Trusts Equity REIT Index. During 2000, the Compensation Committee was advised by an independent compensation consultant. Base salaries will be reviewed annually and may be changed by the Compensation Committee in accordance with certain criteria determined primarily on the bases of growth of revenues and funds from operations per share of our common stock and on the basis of certain other factors, which include: (i) individual performance, (ii) the functions performed by the executive officer, and (iii) changes in the compensation within the peer group in which we compete for executive talent. The weight given these factors by the Compensation Committee may vary from individual to individual.

     Annual Bonus Compensation. Our policy of awarding annual bonuses is designed to specifically relate executive pay to our performance as well as individual performance. As a pay-for-performance program, cash bonuses provide financial rewards for the achievement of substantive corporate and personal objectives.

     Employee Stock Option Plans. Our 1997 Stock Option and Incentive Plan and 2000 Stock Incentive Plan of Pan Pacific Retail Properties, Inc. relate closely to traditional forms of equity-oriented compensation in the commercial real estate industry. The purpose of option grants is to aid us in attracting and retaining quality employees, thereby advancing the interests of our stockholders by offering employees an incentive to maximize their efforts to promote our economic performance. In addition, to assist us in retaining employees and encouraging them to seek long-term appreciation in the value of our stock, options are generally not exercisable immediately upon grant, but rather vest over a period of years. Awards granted under the plans are based upon a number of factors, including (i) the executive officer's or key employee's position with us, (ii) his or her performance and responsibilities, (iii) the extent to which he or she already holds an equity stake in us, (iv) equity participation levels of comparable executives and key employees at other companies in the compensation peer group, and (v) individual contribution to our success. The plans do not provide any formulated method for weighting these factors, and a decision to grant an award is based primarily upon the Compensation Committee's evaluation of the past as well as the future anticipated performance and responsibilities of the individual in question. During 2000, stock options at an exercise price of $18.625 per share were granted to Stuart A. Tanz, Jeffrey S. Stauffer and Joseph B. Tyson. Options granted to these executives totaled 75,000, 30,000, and 30,000, respectively.

     401(k) Plan. We established a Section 401(k) Savings/Retirement Plan to cover eligible employees and any designated affiliate. The Section 401(k) Plan permits our eligible employees to defer up to 15% of their annual compensation, subject to certain limitations imposed by the Internal Revenue Code. The employees' elective deferrals are immediately vested and non-forfeitable upon contribution to the Section 401(k) Plan. We currently make matching contributions up to 2% of the eligible employees' annual compensation, which matching contributions vest based upon the employees' tenure with us.

     The Section 401(k) Plan is designed to qualify under Section 401 of the Internal Revenue Code so that contributions by employees or by us to the Section 401(k) Plan, and income earned thereon, are not taxable to employees until withdrawn from the Section 401(k) Plan, and so that contributions by us, if any, will be deductible by us when made.

     Chief Executive Officer Compensation. Stuart A. Tanz received a base salary during 2000 at an annual rate of $415,000. Bonuses totaling $980,013 were awarded to Mr. Tanz by the Board during 2000. In addition, a loan was forgiven in the amount of $247,562 and $735,012 was paid or accrued by us for payment of Mr. Tanz's personal income taxes on the value of restricted stock that vested during the year. Mr. Tanz also received $34,406 in other compensation and $3,400 in contributions under our 401(k) Plan. Mr. Tanz also received an option to purchase 75,000 shares of common stock at an exercise price of $18.625 per share. The Compensation Committee recognizes Mr. Tanz' contributions to our success including continued growth in revenue and funds from operations per share, and our successful operations, including the acquisition of Western Properties Trust. The Board and its Compensation Committee feel Mr. Tanz's compensation is commensurate with the compensation of chief executive officers of competitive real estate investments trusts, and have deemed Mr. Tanz's salary, bonuses, stock options and total compensation appropriate in light of Mr. Tanz's substantial contribution to our growth and success in 2000. A portion of the bonuses and other compensation paid to Mr. Tanz in 2000 may not be deductible as performance-based compensation under Section 162(m) of the Internal Revenue Code.

     Section 162(m). The 1993 Omnibus Budget Reconciliation Act ("OBRA") became law in August 1993. Under the law, income tax deductions of publicly-traded companies in tax years beginning on or after January 1, 1994 may be limited to the extent total compensation (including base salary, annual bonus, stock option exercises, and non-qualified benefits) for certain executive officers exceeds $1 million (less the amount of any excess parachute-payments as defined in Section 280G of the Code) in any one year. Under

OBRA, the deduction limit does not apply to payments, which qualify as performance-based. To qualify as performance-based, compensation payments must be based solely upon the achievement of objective performance goals and be made under a plan that is administered by a committee of outside directors. In addition, the material terms of the plan must be disclosed to and approved by stockholders, and the Compensation Committee must certify that the performance goals were achieved before payments can be made.

     The Compensation Committee has designed our executive's compensation to conform to the OBRA legislation and related regulations so that total compensation paid to any employee will not exceed $1 million in any one year, except for compensation payments, which qualify, as performance-based. We may, however, pay compensation, which is not deductible in limited circumstances, when sound management so requires.

                                          Submitted By:

                                          Bernard M. Feldman, Chairman
                                          Mark J. Riedy
                                          David P. Zimel

     The above report of the Compensation Committee will not be deemed to be incorporated by reference into any of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate the same by reference.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

     Our Audit Committee of the Board of Directors of Pan Pacific Retail Properties, Inc., (the "Company") is comprised of independent directors as required by the listing standards of the New York Stock Exchange. The Audit Committee operates pursuant to a written charter adopted by the Board of Directors, a copy of which is attached to this proxy statement as Appendix A.

     The role of the Audit Committee is to oversee the Company's financial reporting process on behalf of the Board of Directors. Management of the Company has the primary responsibility for the Company's financial statements as well as the Company's financial reporting process, principles and internal controls. The independent auditors are responsible for performing an audit of our financial statements and expressing an opinion as to the conformity of such financial statements with accounting principles generally accepted in the United States of America.

     In this context, the Audit Committee has reviewed and discussed the Company's audited financial statements as of and for the year ended December 31, 2000 with management and the independent auditors. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as currently in effect. In addition, the Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as currently in effect, and it has discussed with the auditors their independence from us. The Audit Committee has also considered whether the independent auditor's provision of non-audit services to us is compatible with maintaining the auditor's independence.

     The members of the Audit Committee are not engaged in the accounting or auditing profession and, consequently, are not experts in matters involving auditing or accounting. In the performance of their oversight function, the members of the Audit Committee necessarily relied upon the information, opinions, reports and statements presented to them by our management and by the independent auditors. As a result, the Audit Committee's oversight and the review and discussions referred to above do not assure that management has maintained adequate financial reporting processes, principles and internal controls, that the Company's financial statements are accurate, that the audit of such financial statements has been conducted in accordance with auditing standards generally accepted in the United States of America or that the Company's auditors meet the applicable standards for auditor independence.

     Based on the reports and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000, for filing with the Securities and Exchange Commission.

     Submitted on March 16, 2001 by the members of the Audit Committee of the Company's Board of Directors.

                                          Mark J. Riedy, Ph.D., Chairman
                                          Bernard M. Feldman
                                          David P. Zimel

FEES PAID TO INDEPENDENT AUDITOR

     Fees paid to KPMG LLP, our independent auditor, related to the 2000 fiscal year are as follows:

                                                            FEES PAID
                                                            ---------
Audit Fees(1).............................................  $100,000
Financial Information Systems Design and Implementation
  Fees(2).................................................  $     --
All Other Fees(3).........................................  $373,161

---------------
(1) Includes the aggregate fees billed for professional services rendered by KPMG LLP for the audit of our annual financial statements for the 2000 fiscal year and the reviews of the financial statements included in our Quarterly Reports on Form 10-Q for the 2000 fiscal year.

(2) Includes the aggregate fees billed for professional services rendered by KPMG LLP for the provision of information technology services of the type described in Rule 2-01(c)(4)(ii) of Regulation S-X during the 2000 fiscal year.

(3) Includes the aggregate fees billed for all services rendered by KPMG LLP, other than fees for the services which must be reported under "Audit Fees" and "Financial Information Systems Design and Implementation Fees", during the 2000 fiscal year.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers and directors, and persons who own more than ten percent of a registered class of our equity securities (collectively, Insiders), to file with the Commission initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Insiders are required by regulation of the Commission to furnish us with copies of all Section 16(a) forms they file.

     Based solely on our review of copies of Forms 3, 4 and 5, and the amendments thereto, received by us for the year ended December 31, 2000, or written representations from certain reporting persons that no Forms 5 were required to be filed by those persons, we believe that during the year ended December 31, 2000, all filing requirements were complied with by our executive officers, directors and beneficial owners of more than ten percent of our stock other than a Form 4 for each of Mr. Stuart A. Tanz, Mr. Jeffrey S. Stauffer and Mr. Joseph B. Tyson due to administrative oversight.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of our common stock as of December 31, 2000 (except as otherwise disclosed in the notes below), by (i) our directors, (ii) each other person who is known by us to own beneficially more than 5% of our outstanding common stock,
(iii) our Chief Executive Officer and our executive officers, and (iv) our executive officers and directors as a group. Except as otherwise described in the notes below, we believe that the following beneficial owners, based solely on information furnished by those owners, have sole voting power and sole investment power with respect to all shares of common stock set forth opposite their respective names.

                                                              NUMBER OF COMMON SHARES   PERCENTAGE
                                                                BENEFICIALLY OWNED      OWNERSHIP
                                                              -----------------------   ----------
Revenue Properties (U.S.), Inc. and subsidiaries(1).........        10,808,012            33.69%
  131 Bloor Street, Suite 300
  Toronto, Ontario M5S 1R1
Stuart A. Tanz..............................................           610,100             1.88%
  1631-B South Melrose Drive
  Vista, California 92083
Jeffrey S. Stauffer.........................................           211,000                *
  1631-B South Melrose Drive
  Vista, California 92083
Joseph B. Tyson.............................................            90,000                *
  1631-B South Melrose Drive
  Vista, California 92083
Laurie A. Sneve.............................................           102,039                *
  1631-B South Melrose Drive
  Vista, California 92083
Michael B. Haines...........................................            77,533                *
  1631-B South Melrose Drive
  Vista, California 92083
Mark J. Riedy(2)............................................            28,065                *
  1631-B South Melrose Drive
  Vista, California 92083
Bernard M. Feldman(2).......................................            24,000                *
  1631-B South Melrose Drive
  Vista, California 92083
David P. Zimel(2)...........................................            10,000                *
  1631-B South Melrose Drive
  Vista, California 92083
Paul D. Campbell............................................                --                *
  131 Bloor Street, Suite 300
  Toronto, Ontario M5S 1R1
Joseph P. Colmery...........................................             6,200                *
  1631-B South Melrose Drive
  Vista, California 92083

                                                              NUMBER OF COMMON SHARES   PERCENTAGE
                                                                BENEFICIALLY OWNED      OWNERSHIP
                                                              -----------------------   ----------
James L. Stell..............................................            11,160                *
  1631-B South Melrose Drive
  Vista, California 92083
All Executive Officers and Directors as a Group (11
  persons)..................................................         1,170,097             3.54%

---------------
 *  Less than 1%

(1) Subsequent to December 31, 2000, Revenue Properties (U.S.), Inc. reduced their holdings by 2,800,000 shares. We repurchased 1,000,000 shares and 1,800,000 shares were sold to an institutional investor. At March 31, 2001, Revenue Properties (U.S.), Inc. owned approximately 25.5% of our outstanding common shares.

(2) Includes one-third of the options granted on March 17, 2000, which vested immediately, two-thirds of the options granted on March 19, 1998 and all of the options granted prior to that time.

PERFORMANCE GRAPH

     As a part of the rules concerning executive compensation disclosure, we are obligated to provide a chart comparing the yearly percentage change in the cumulative total stockholder return on our common stock over a five-year period. However, since the common stock has been publicly traded only since August 8, 1997 the information is provided from this date through December 31, 2000.

     Set forth below is a line graph comparing the cumulative total return of a hypothetical investment in our common stock with the cumulative total return of a hypothetical investment in each of the Standard & Poor's Composite -- 500 Index and the NAREIT All Equity REIT Index based upon the respective market prices of each investment on the dates shown below, assuming an initial investment of $100 on August 8, 1997, and as required by the Securities and Exchange Commission, the reinvestment of distributions.

                            TOTAL RETURN PERFORMANCE

                              [PERFORMANCE GRAPH]

                                         Period Ending
                          --------------------------------------------
----------------------------------------------------------------------
          Index           08/08/97 12/31/97 12/31/98 12/31/99 12/31/00
----------------------------------------------------------------------
 Pan Pacific Retail
  Properties, Inc.         100.00   109.48   110.19    98.52   145.80
 S&P 500                   100.00   108.51   139.49   168.84   153.46
 NAREIT All Equity REIT
  Index                    100.00   110.63    91.26    87.05   110.01
----------------------------------------------------------------------

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     One of our directors and executive officers (or members of his immediate family) and persons who hold more than 5% of our outstanding shares of common stock have direct or indirect interests in transactions which have been consummated by us, including the transfer of certain shopping center properties and entities owning shopping center properties to us by Revenue Properties (U.S.), Inc. and the repayment of certain indebtedness encumbering the shopping center properties in connection with our initial public offering, or IPO, of Common Stock in August 1997.

     Terms of Transfers. The terms of the transfers of our initial portfolio of properties (or entities owning the properties) to us by Revenue Properties (U.S.), Inc. in connection with the IPO were not determined through arm's-length negotiation. Revenue Properties (U.S.), Inc. had substantial economic interest in the entities transferring the properties and the entities that were merged into us.

     Director Designation. In connection with the IPO, Revenue Properties (U.S.), Inc. received the right to nominate two persons for election to our Board of Directors so long as Revenue Properties (U.S.), Inc. and its affiliates, together, beneficially own at least 25% of our outstanding shares of common stock. In January 2001, Revenue Properties (U.S.), Inc. agreed to a modification of this right, whereby they would be limited to the right to nominate one person for election to our Board. This right to nominate one person for election to our Board will terminate if, at any time, Revenue Properties (U.S.), Inc.'s ownership of our common stock falls below 15% of our outstanding common stock.

     Registration Rights. In connection with the IPO, Revenue Properties (U.S.), Inc. received certain registration rights with respect to shares of common stock issued.

     Assignment of Lease. Concurrently with the completion of the IPO, Revenue Properties (U.S.), Inc. assigned us all of its interest as a tenant in a lease covering the space currently serving as our headquarters at Melrose Village Plaza in Vista, California.

     Preemptive Rights. In connection with the IPO, Revenue Properties (U.S.), Inc. was granted certain participation rights in connection with future issuances of our common stock, which enables Revenue Properties (U.S.), Inc. to maintain its overall percentage ownership of our common stock. In January 2001, Revenue Properties (U.S.), Inc. agreed to a modification of this participation right, whereby certain issuances of our common stock, such as in connection with compensatory transactions or in connection with a merger, acquisition or similar transaction, will be excluded from this right. This right will terminate if, at any time, Revenue Properties (U.S.), Inc.'s ownership of our common stock falls below 15% of our outstanding common stock.

     Non-Competition Agreement. In connection with the IPO, Revenue Properties (U.S.), Inc. and Revenue Properties agreed that they will not, without our consent acting through our Independent Directors, acquire, develop or manage any shopping centers in the Western United States and will refer all such opportunities to us. These restrictions will lapse when Revenue Properties (U.S.), Inc.'s common stock ownership in us falls below 15%, calculated on a fully diluted basis.

     Adjustments to Ownership Limits. In connection with the IPO, Revenue Properties (U.S.), Inc. was granted a waiver from the common stock ownership limit set forth in our charter, which allowed Revenue Properties (U.S.), Inc. to own up to 55% of our common stock. Acktion Corporation was granted a waiver from the common stock ownership limit set forth in our charter, which allowed Acktion Corporation to own up to 12% of our common stock. The Tanz family was granted a waiver from the common stock ownership limit set forth in our charter, which allowed the Tanz family to own up to 24% of our common stock.

     In January 2001, we and Acktion Corporation negotiated an increase to their common stock ownership limit from 12% to 12.75%. In exchange for our agreement to increase Acktion Corporation's common stock ownership limit, we and Revenue Properties (U.S.), Inc. agreed to a modification of the miscellaneous rights set forth above, granted pursuant to a Miscellaneous Rights Agreement entered into by and between us and Revenue Properties (U.S.), Inc. in connection with the IPO. Also in connection with this increase in Acktion Corporation's common stock ownership limit, (a) we and Revenue Properties (U.S.), Inc. agreed to decrease their ownership limit from 55% to 25.77%, and (b) we and the Tanz family agreed to decrease their ownership limit from 24% to 12.75%.

     The foregoing ownership limits will automatically decrease commensurately as each of Acktion Corporation, Revenue Properties (U.S.), Inc. and the Tanz family reduce their direct or indirect ownership of our common stock.

     Forgiveness of Officer Notes. In connection with the November 2000 acquisition of Western Properties Trust certain officer notes receivable were forgiven pursuant to the terms of the underlying notes. Notes in the amounts of $247,562, $39,704 and $14,449 were forgiven for Mr. Stuart A. Tanz, Mr. Jeffrey
S. Stauffer and Mr. Joseph B. Tyson, respectively.

     Other Officer Notes. Also in connection with the acquisition of Western, we loaned two officers funds that were used to purchase 100% of the voting common stock of Pan Pacific Real Estate Services, Inc., a preferred stock subsidiary of one of our operating partnership subsidiaries. Loans were made to both Mr. Stuart A. Tanz and Mr. Joseph B. Tyson each in the amount of $340,474 which bear interest at 7.5%.

SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

     KPMG LLP served as our independent public accountants during 2000. A representative of KPMG LLP is expected to be present at the Annual Meeting and will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions regarding the year ended December 31, 2000.

STOCKHOLDER PROPOSALS FOR 2001 ANNUAL MEETING

     In order for stockholder proposals otherwise satisfying the eligibility requirements of Securities and Exchange Commission Rule 14a-8 to be considered for inclusion in our proxy statement, they must be received by us at our principal office at 1631-B South Melrose Drive, Vista, California, 92083 on or before November 20, 2001.

     In addition, if a stockholder desires to bring business (including director nominations) before our 2002 Annual Meeting that is or is not the subject of a proposal timely submitted for inclusion in the proxy statement, written notice of such business, as prescribed in our Bylaws, must be received by our Secretary between December 6, 2001 and January 4, 2002. For additional requirements, a stockholder may refer to our Bylaws, Section 12 "Nominations and Proposals by Stockholders," a copy of which may be obtained from our Secretary. If we do not receive timely notice pursuant to our Bylaws, such business will be excluded from consideration at the meeting, regardless of any earlier notice provided in accord with Securities and Exchange Commission Rule 14a-8.

OTHER MATTERS

     The Board of Directors knows of no other business which will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof and in the direction of the proxy holders.

                                                                      APPENDIX A

                            AUDIT COMMITTEE CHARTER

PURPOSE

     The purpose of the Audit Committee (the "Committee") is to provide assistance to the Board of Directors (the "Board") of Pan Pacific Retail Properties, Inc. (the "Company") in fulfilling the Board's oversight responsibilities regarding the Company's accounting and system of internal controls, the quality and integrity of the Company's financial reports and the independence and performance of the Company's outside auditor. In so doing, the Committee should endeavor to maintain free and open means of communication between the members of the Committee, other members of the Committee, other members of the Board, the outside auditor and the financial management of the Company.

     In the exercise of its oversight responsibilities, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements fairly present the Company's financial position and results of operation and are in accordance with generally accepted accounting principles. Instead, such duties remain the responsibility of management and the outside auditor. Nothing contained in this charter is intended to alter or impair the operation of the "business judgment rule" as interpreted by the courts under the Maryland General Corporation Law. Further, nothing contained in this charter is intended to alter or impair the right of the members of the Committee under the Maryland General Corporation Law to rely, in discharging their responsibilities, on the records of the Company and on other information presented to the Committee, Board or Company by its officers or employees or by outside experts such as the outside auditor.

MEMBERSHIP

     The Committee shall consist of three members of the Board. The members shall be appointed by action of the Board and shall serve at the discretion of the Board. Each Committee member shall be "financially literate" as determined by the Board in its business judgment and shall satisfy the "independence" requirements of the New York Stock Exchange. At least one member of the Committee shall have "accounting or related financial management expertise", as determined by the Board in its business judgment.

COMMITTEE ORGANIZATION AND PROCEDURES

     1. The members of the Committee shall appoint a Chair of the Committee by majority vote. The Chair (or in his or her absence, a member designated by the Chair) shall preside at all meetings of the Committee.

     2. The Committee shall have the authority to establish its own rules and procedures consistent with the bylaws of the Company for notice and conduct of its meetings, should the Committee, in its discretion, deem it desirable to do so.

     3. The Committee shall meet at least four times in each fiscal year, and more frequently as the Committee in its discretion deems desirable.

     4. The Committee may, in its discretion, include in its meetings members of the Company's financial management, representatives of the outside auditor and other financial personnel employed or retained by the Company. The Committee may meet with the outside auditor in separate executive sessions to discuss any matters that the Committee believes should be addressed privately, without management's presence. The Committee may likewise meet privately with management, as it deems appropriate.

     5. The Committee may, in its discretion, utilize the services of the Company's regular corporate legal counsel with respect to legal matters or, at its discretion, retain other legal counsel if it determines that such counsel is necessary or appropriate under the circumstances.

RESPONSIBILITIES

  Outside Auditor

     6. The outside auditor shall be ultimately accountable to the Committee and the Board in connection with the audit of the Company's annual financial statements and related services. In this regard, the Committee shall select and periodically evaluate the performance of the outside auditor and, if necessary, recommend that the Board replace the outside auditor.

     7. The Committee shall approve the fees to be paid to the outside auditor and any other terms of the engagement of the outside auditor.

     8. The Committee shall receive from the outside auditor, at least annually, a written statement delineating all relationships between the outside auditor and the Company, consistent with Independence Standards Board Standard 1. The Committee shall actively engage in a dialogue with the outside auditor with respect to any disclosed relationships or services that, in the view of the Committee, may impact the objectivity and independence of the outside auditor. If the Committee determines that further inquiry is advisable, the Committee shall recommend that the Board take any appropriate action in response to the outside auditor's report to satisfy itself of the auditor's independence.

  Annual Audit

     9. The Committee shall meet with the outside auditor and management of the Company in connection with each annual audit to discuss the scope of the audit and the procedures to be followed.

     10. The Committee shall meet with the outside auditor and management prior to the public release of the financial results of operations for the year under audit and discuss with the outside auditor any matters within the scope of the pending audit that have not yet been completed.

     11. The Committee shall review(1) and discuss the audited financial statements with the management of the Company.

     12. The Committee shall discuss with the outside auditor the matters required to be discussed by Statement on Auditing Standards No. 61 as then in effect including, among others, (i) the methods used to account for any significant unusual transactions reflected in the audited financial statements;
(ii) the effect of significant accounting policies in any controversial or emerging areas for which there is a lack of authoritative guidance or a consensus to be followed by the outside auditor; (iii) the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditor's conclusions regarding the reasonableness of those estimates; and (iv) any disagreements with management over the application of accounting principles, the basis for management's accounting estimates or the disclosures in the financial statements.

     13. The Committee shall, based on the review and discussions in paragraphs 11 and 12 above, and based on the disclosures received from the outside auditor regarding its independence and discussions with the auditor regarding such independence in paragraph 8 above, recommend to the Board whether the audited financial statements should be included in the Company's Annual Report on Form 10-K for the fiscal year subject to the audit.

---------------

      1 Auditing literature, particularly, Statement of Accounting Standards No. 71, defines the term "review" to include a particular set of required procedures to be undertaken by independent accountants. The members of the Audit Committee are not independent accountants, and the term "review" as used in this Audit Committee charter is not intended to have this meaning. Consistent with footnote 47 of SEC Release No. 34-42266, any use in this Audit Committee Charter of the term "review" should not be interpreted to suggest that the Committee members can or should follow the procedures required of auditors performing reviews of interim financial statements.

  Quarterly Review

     14. The outside auditor is required to review the interim financial statements to be included in any Form 10-Q of the Company using professional standards and procedures for conducting such reviews, as established by generally accepted auditing standards as modified or supplemented by the Securities and Exchange Commission, prior to the filing of the Form 10-Q. The Committee shall discuss with management and the outside auditor in person, at a meeting, or by conference telephone call, the results of the quarterly review including such matters as significant adjustments, management judgments, accounting estimates, significant new accounting policies and disagreements with management. The Chair may represent the entire Committee for purposes of this discussion.

  Internal Controls

     15. The Committee shall discuss with the outside auditor, at least annually, the adequacy and effectiveness of the accounting and financial controls of the Company, and consider any recommendations for improvement of such internal control procedures.

     16. The Committee shall discuss with the outside auditor and with management any management letter provided by the outside auditor and any other significant matters brought to the attention of the Committee by the outside auditor as a result of its annual audit. The Committee should allow management adequate time to consider any such matters raised by the outside auditor.

  Other Responsibilities

     17. The Committee shall review and reassess the Committee's charter at least annually and submit any recommended changes to the Board for its consideration.

     18. The Committee shall provide the report for inclusion in the Company's Annual Proxy Statement required by Item 306 of Regulation S-K of the Securities and Exchange Commission.

     19. The Committee, through its Chair, shall report periodically, as deemed necessary or desirable by the Committee, but at least annually, to the full Board regarding the Committee's actions and recommendations, if any.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                      PAN PACIFIC RETAIL PROPERTIES, INC.
                           1631-B SOUTH MELROSE DRIVE
                            VISTA, CALIFORNIA 92083

     The undersigned, a stockholder of Pan Pacific Retail Properties, Inc., a Maryland corporation, hereby appoints Stuart A. Tanz and Mark J. Riedy and each or either of them as proxies, with full power of substitution and resubstitution, to represent the undersigned and to vote all shares of common stock which the undersigned is entitled to vote at the annual meeting of Pan Pacific Retail Properties, Inc. to be held on Friday, May 11, 2001, and any and all adjournments thereof, in the manner specified.

     IT IS IMPORTANT THAT THE PROXIES BE RETURNED PROMPTLY AND THAT YOUR SHARES BE REPRESENTED. STOCKHOLDERS ARE URGED TO IMMEDIATELY MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED.

(Continued and to be dated and signed on the reverse side.)

                                             PAN PACIFIC RETAIL PROPERTIES, INC.
                                             P.O. BOX 11446
                                             NEW YORK, N.Y. 10203-0446

                             DETACH PROXY CARD HERE
--------------------------------------------------------------------------------

                               PLEASE DETACH HERE
                 You Must Detach This Portion of the Proxy Card
                  Before Returning it in the Enclosed Envelope
--------------------------------------------------------------------------------

[        ]

Proposal 1. Election of Directors

    The Board of Directors recommends a vote FOR Election of Directors


FOR the nominee     WITHHOLD AUTHORITY to vote      *EXCEPTIONS: FOR all nominees
 listed below     for the nominees listed below       except those listed below

   [ ]                       [ ]                                [ ]

Nominees: Joseph P. Colmery       James L. Stell         David P. Zimel

*Exceptions
            --------------------------------------------------------------------

     THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED,
                       WILL BE VOTED "FOR" PROPOSAL ONE.

Should any other matters requiring a vote of the stockholders arise, the above named proxies are authorized to vote the same in accordance with their best judgement in the interest of Pan Pacific Retail Properties, Inc. The Board of Directors is not aware of any matter which is to be presented for action at the meeting other than the matter set forth herein.

                                                     Change of Address and  [ ]
                                                     or Comments Mark Here

                                       (Please sign exactly as name or names
                                       appear hereon. Executors, administrators, trustees or other representative should so indicate when signing)

                                       Dated:                             , 2001
                                             -----------------------------
                                                                          (SEAL)
                                       ----------------------------------
                                                                          (SEAL)
                                       ----------------------------------

                                       VOTES MUST BE INDICATED
                                       (X) IN BLACK OR BLUE INK.    [X]

(PLEASE, SIGN, DATE AND RETURN THIS
PROXY IN THE ENCLOSED POSTAGE PREPAID
ENVELOPE.)